                                                                     Exhibit 8.2

                                                                    BINGHAM DANA

                    August 22, 2001

                    TO THE PARTIES SET FORTH
                     IN SCHEDULE A HERETO
                        --------


                    Re: United Air Lines, Inc. 2001-1 Pass Through Trusts Pass
Bingham Dana LLP        Through Trust Certificates, Series 2001-1 (Note Purchase
One State Street        Agreement Opinion)
     Hartford CT
      06103-3178
                    Ladies and Gentlemen:

  T 860.240.2700    We have acted as special counsel for State Street Bank and
  F 860.240.2800    Trust Company of Connecticut, National Association, in its
                    individual capacity ("State Street") and as (i) Pass Through
                                          ------------
 www.bingham.com    Trustee (the "Pass Through Trustee") under the Pass Through
                                  --------------------
                    Trust Agreement dated as of August 22, 2001, between United

          Boston    Air Lines, Inc. ("United") and State Street (the "Basic
        New York                      ------                          -----
      Washington    Agreement"), as supplemented by Trust Supplement No. 2001-1
     Los Angeles    ---------
        Hartford    A-1, Trust Supplement No. 2001-1A-2, Trust Supplement No.
          London    2001-1A-3, Trust Supplement No. 2001-1B, Trust Supplement
       Singapore    No.2001-1C and Trust Supplement No. 2001-1D, each dated as of August 22, 2001 and each between United and State Street
                    (collectively, the "Pass Through Trusts" and the Basic
                                        -------------------
                    Agreement, as supplemented by the Pass Through Trusts, the
                    "Pass Through Trust Agreements") in connection with the
                     -----------------------------
                    transactions contemplated by the Participation Agreements
                    identified on Schedule B hereto (collectively, the
                                  ----------
                    "Participation Agreements"), (ii) State Street as Indenture
                    Trustee ("Indenture Trustee") under each of the Trust
                              -----------------
                    Indenture and Mortgages identified on Schedule C hereto
                                                          ----------
                    (collectively, the "Indentures") and Participation
                                        ----------
                    Agreements and (iii) State Street as Subordination Agent
                    (the "Subordination Agent") under the Intercreditor
                          -------------------
                    Agreement, each Liquidity Facility and the Participation
                    Agreements. Capitalized terms not otherwise defined herein shall have the meanings specified in or referenced in the
                    Intercreditor Agreement dated as of August 22, 2001 ("the
                    "Intercreditor Agreement") among the Pass Through Trustee,
                     -----------------------
                    Westdeutsche Landesbank Girozentrale, acting through its New
                    York branch, as Class A-1, Class A-2, Class A-3, Class B and
                    Class C Liquidity Provider and the Subordination Agent. This opinion is being delivered pursuant to Section 3(a)(x) of the Note Purchase Agreement and Section 5(e) of the
                    Underwriting Agreement.

                    Our representation of State Street in its individual
                    capacity and as Pass Through Trustee, Subordination Agent
                    and Indenture Trustee has been as special counsel for the
                    limited purposes stated above. As to all matters of fact
                    (including factual conclusions and characterizations and
                    descriptions of purpose, intention or state of mind), we
                    have relied, with your permission, entirely upon (i) the
                    representations and warranties of the parties set forth in the Operative Documents (defined below) and (ii)
                    certificates delivered to us by the management of State
Bingham Dana LLP    Street and have assumed, without independent inquiry, the
www.bingham.com     accuracy of those representations, warranties and
                    certificates.

                    We have examined the Pass Through Trust Agreements, each Liquidity Facility, the Intercreditor Agreement, the Participation Agreements and the Indentures, each of which (other than the Basic Agreement) is dated the date hereof (all such agreements, collectively, the "Operative
                                                             ---------
                    Documents"), the Certificates, the Notes, the Certificate of
                    ---------
                    the Comptroller of the Currency relating to State Street and originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents, certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the authority of State Street to operate as a national banking association and exercise trust powers, our opinion relies upon and is limited by such Certificate of the Comptroller of the Currency.

                    We have assumed the genuineness of all signatures (other than those on behalf of State Street, the Pass Through Trustee, the Subordination Agent and, the Indenture Trustee), the conformity to the originals of all documents reviewed by us as copies, and the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than those individuals executing documents on behalf of State Street, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee).

                    When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness as limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

                    Subject to the limitations set forth below, we have made
                    such examination of law as we have deemed necessary for the purposes of this opinion. The opinions set forth below are limited solely to the internal substantive laws of the State of Connecticut as applied by courts located in Connecticut without regard to choice of law and the federal laws of the
Bingham Dana LLP    United States and we express no opinion as to the laws of
www.bingham.com     any other jurisdiction. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. Without limitation of the generality of the foregoing, no opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of any state or other jurisdiction. In addition, other than our opinion expressed in paragraph 1 below with respect to the citizenship of State Street, no opinion is expressed as to matters governed by any law, statute, rule or regulation of the United States relating to the acquisition, ownership, registration, use, operation, maintenance, repair, replacement or sale of or the nature of the Aircraft. We express no opinion as to the accuracy or completeness of any exhibits or schedules to the Operative Documents.

                    To the extent to which this opinion deals with matters governed by or relating to the laws of the State of Illinois (to the extent any Operative Document is by its terms governed by such laws), or other jurisdiction other than the State of Connecticut, we have assumed, with your permission that the Operative Documents are governed by the internal substantive laws of the State of Connecticut.

                    Our opinion is further subject to the following exceptions, qualifications and assumptions:

                        (a) We have assumed without any independent
                            investigation that (i) each party to the Operative Documents, other than State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent or Indenture Trustee, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, and (ii) each party to the
                     Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its
                     certificate of incorporation, partnership agreement, by-
                     laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise
Bingham Dana LLP     legislation and other applicable laws, as the case may be
www.bingham.com      (other than State Street, the Pass Through Trustee,
                     Subordination Agent or Indenture Trustee with respect to the laws of the United States of America and the internal substantive laws of the State of Connecticut, but only in each case to the limited extent the same may be applicable to State Street, the Pass Through Trustee, Subordination
                     Agent or Indenture Trustee, and relevant to our opinions expressed below) to execute, and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents (other than State Street, the Pass
                     Through Trustee, Subordination Agent or Indenture Trustee, as applicable) has duly executed and delivered each of such agreements and instruments to which it is a party and that (other than with respect to State Street, the Pass Through
                     Trustee, Subordination Agent or Indenture Trustee, as applicable) the execution and delivery of such Operative
                     Documents and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to such party.

                (b) We have assumed without any independent investigation that each of the Operative Documents is a valid, binding and enforceable obligation of each party thereto other than State Street, the Pass Through Trustee, Subordination Agent or Indenture Trustee, as applicable.

                (c) The enforcement of any obligations of State Street, the Pass Through Trustee, Subordination Agent or Indenture Trustee, as applicable, under any of the Operative Documents may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any at the obligations of State Street, the Pass Through Trustee, Subordination Agent or Indenture Trustee, as applicable, under any of the Operative Documents.
Bingham Dana LLP
www.bingham.com   (d) We express no opinion as to the availability of any
                      specific or equitable relief of any kind.

                  (e) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

                  (f) We express no opinion as to the enforceability of any
                      particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaim, (iv) the grant of powers of attorney to any person or entity, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture," or (vii) so-called "usury savings clauses" purporting to specify methods of (or otherwise assure) compliance with usury laws or other similar laws of any jurisdiction.

                              (g) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

                              (h)  No opinion is given herein as to the effect
                                   of usury laws (or other similar laws) of any
Bingham Dana LLP                   jurisdiction with respect to the Operative
www.bingham.com                    Documents.

                         In rendering the opinion set forth below in paragraph 7 as to certain Connecticut tax matters, we have assumed that, for federal income tax purposes, none of the Pass Through Trusts will be taxable as a corporation, but, rather, each will be classified as a grantor trust under subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, or as a partnership.

                         This opinion is rendered solely for the benefit of those institutions listed on Schedule A hereto and
                                                      ----------
                         their successors and assigns in connection, with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person for any other purpose.

                         Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

                         1. State Street is a national banking association,
                            validy formed and existing and authorized to operate as a national banking association under the laws of the United States of America, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, and, in its individual capacity or Pass Through Trustee, Subordination Agent or Indenture Trustee, as the case may be, has the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Operative Documents and in its capacity as Pass Through Trustee, to issue, execute, deliver and authenticate the Certificates delivered on the date hereof and in its capacity as Indenture Trustee, to authenticate the Notes issued on the date hereof.

                         2. State Street, in its individual capacity or as Pass
                            Through Trustee, Subordination Agent or Indenture
                            Trustee, as the case may be, has
                            duly authorized by all necessary corporate or trust
                            action the Operative Documents and has duly executed
                            and delivered the Operative Documents, and the
                            Operative Documents constitute valid and binding
                            obligations of State Street, in its individual
                            capacity or as Pass Through Trustee, Subordination
Bingham Dana LLP            Agent or Indenture Trustee, as the case may be,
www.bingham.com             enforceable against State Street, in its individual
                            capacity or as Pass Through Trustee, Subordination
                            Agent or Indenture Trustee, as the case may be, in accordance with their respective terms.

                         3. The Certificates issued and dated on the date hereof
                            have been duly authorized and validly executed, issued, authenticated and delivered by State Street as Pass Through Trustee pursuant to the terms of the Operative Documents and are valid and binding obligations of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with their terms, and the holders of the Certificates are entitled to the benefits of the applicable Pass Through Trusts.

                         4. The Notes issued on the date hereof have been duly
                            authenticated and delivered by State Street as Indenture Trustee pursuant to the terms of the applicable Indenture.

                         5. The authorization, execution, delivery and
                            performance by State Street, in its individual capacity or as Pass Through Trustee, Subordination Agent or Indenture Trustee, as the case may be, of the Operative Documents and the consummation of the transactions therein contemplated and compliance with the terms thereof and the issuance of the Certificates thereunder do not and will not result in the violation of the provisions of the charter documents or by-laws of State Street and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of State Street in its individual capacity or Pass Through Trustee, Subordination Agent or Indenture Trustee under any indenture, mortgage or other agreement or instrument, in each case known to us, to which State Street in its individual capacity or as Pass Through Trustee, Subordination Agent or Indenture Trustee is a party or by which it or any of its properties is bound, or violate any applicable Connecticut or federal law, rule or regulation governing State Street's banking or trust powers, or, to the best of our knowledge, of any judgement, license.

                           registration, permit, order or decree, in each case known to us, applicable to State Street in its individual capacity or as Pass Through Trustee, Subordination Agent or Indenture Trustee of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over State Street in its individual capacity or as Pass Through Trustee, Subordination Agent or Indenture Trustee.

Bingham Dana LLP      6.   No authorization, approval, consent, license or
www.bingham.com            order of, giving of notice to, registration with,
                           or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of State Street is required for the authorization, execution, delivery and performance by State Street in its individual capacity or as Pass Through Trustee, Subordination
                           Agent or Indenture Trustee, as the case may be, of the Operative Documents, the issuance of the Certificates or the consummation of any of the transactions by State Street, in its individual capacity or as Pass Through Trustee, Subordination
                           Agent or Indenture Trustee, as the case may be, contemplated thereby (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

                      7. There are no taxes, fees or other governmental charges ("Taxes") payable under the laws of the State
                                     -----
                           of Connecticut or any political subdivision or taxing authority thereof with respect to the execution or delivery by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of any of the Operative Documents or the issuance, execution and delivery of the Certificates by the Pass Through Trustee pursuant to the Pass Through Trust Agreements, or the purchase of the relevant Notes by the Pass Through Trusts and (i) neither the Pass Through Trusts, nor the trust properties thereof, nor the Pass Through Trustee (in its capacity as trustee) will be subject to any Taxes (including without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), imposed by the State of Connecticut or any political subdivision or taxing authority thereof, and (ii) Certificateholders that are not residents of or otherwise subject to tax in Connecticut will not be subject to any Tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), imposed by the State of

                         Connecticut or any political subdivision or taxing authority thereof as a result of purchasing, owning (including receiving payments with respect to) or selling any Certificate.

                     8.  There are no Taxes payable under the laws of the State of Connecticut, or any political subdivision of such
                         State with respect to the execution and delivery by
                         State Street, in its individual capacity or as
Bingham Dana LLP         Subordination Agent or Indenture Trustee, as the case
www.bingham.com          may be, of the Operative Documents or in connection
                         with the issuance, authentication or delivery of the Notes. There are no applicable Taxes under the laws of the State of Connecticut or any political subdivision of such State (other than taxes imposed on the fees received by State Street for acting as Pass Through
                         Trustee, Indenture Trustee under the Indentures or as Subordination Agent) upon or with respect to (a) the construction, mortgaging, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, location, ownership, insurance, control, registration, reregistration, deregistration, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, return, abandonment, replacement, preparation, installation, storage, redelivery, manufacture, leasing, subleasing, modification, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of the Aircraft, any Engine or any Part or any interest in any thereof, (b) any amount paid or payable pursuant to any Operative
                         Document, (c) the Aircraft, any Engine or any Part or any interest therein, (d) any or all of the Operative
                         Documents, any or all of the Notes or any interest in any or all thereof or the offering, registration, reregistration, issuance, acquisition, modification, assumption, reissuance, refinancing or refunding of any or all thereof, and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto, (e) the payment of the principal of, or interest or premium on, or other amounts payable with respect to, any or all of the Notes, whether as originally issued or pursuant to any refinancing, refunding, assumption, modification or reissuance, or any other obligation evidencing any loan in replacement of the loan evidenced by any or all of the Notes, (f) the property, or the income, earnings, receipts or other proceeds received with respect to the property, held by the Indenture Trustee under the Indenture or by the Subordination Agent under the Intercreditor
                         Agreement, or (g) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents, which would not have been imposed if neither the

                         Indenture Trustee nor the Subordination Agent had its principal place of business in, had performed any or all of its administrative duties under the Operative Documents in, and had engaged in any activities unrelated to the transactions contemplated by the Operative Documents in, the State of Connecticut.

                    9.   To our knowledge, but without having investigated any
                         governmental records or court dockets, and without
                         having made any other independent investigation, there
Bingham Dana LLP         are no proceedings pending or overtly threatened in
www.bingham.com          writing against or affecting State Street in any court
                         or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the Pass Through Trusts or affect the right, power and authority of State Street, in its individual capacity or as Pass Through Trustee, Subordination
                         Agent or Indenture Trustee, as the case may be, to enter into or perform its obligations under the Operative Documents or to issue the Certificates.

                    10. Assuming the Subordination Agent holds each of the Notes delivered to and registered in its name pursuant to and as required by the Intercreditor Agreement, it holds such Notes in trust as trustee by the related Pass Through Trustee in the exercise of the fiduciary powers conferred upon State Street by federal law.


                                                  Very truly yours,

                                                  /s/ Bingham Dana LLP

                                                  BINGHAM DANA LLP

                                  SCHEDULE A
                                  ----------

                         State Street Bank and Trust Company of Connecticut,
                          National Association

                         United Air Lines, Inc.

                         Standard & Poor's Ratings Services

Bingham Dana LLP         Moody's Investors Service, Inc.
www.bingham.com
                         Westdeutsche Landesbank Girozentrale, acting through its New York branch

                         J.P. Morgan Securities Inc.

                         Morgan Stanley & Co. Incorporated

                         BNP Paribas Securities Corp.

                         Credit Lyonnais Securities (USA) Inc.

                         Credit Suisse First Boston Corporation

                         Goldman, Sachs & Co.

                         Merrill, Lynch, Pierce, Fenner & Smith Incorporated

                         Salomon Smith Barney Inc,

                         S G Cowen Securities Corp.

                                  Schedule B
                                  ----------


                  1. Participation Agreement (2001-1 A319-1) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                  2. Participation Agreement (2001-1 A319-2) by and among the
                  Owner, the Pass Through Trustee, the Subordination Agent and
                  the Indenture Trustee.
Bingham Dana LLP
www.bingham.com   3. Participation Agreement (2001-1 A319-3) by and among the
                  Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                  4. Participation Agreement (2001-1 A319-4) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                  5. Participation Agreement (2001-1 A319-5) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                  6. Participation Agreement (2001-1 A319-6) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                  7. Participation Agreement (2001-1 A319-7) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                  8. Participation Agreement (2001-1 A319-8) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                  9. Participation Agreement (2001-1 A319-9) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                  10. Participation Agreement (2001-1 A319-10) by and among the Owner,the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                    11. Participation Agreement (2001-1 A320-1) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                    12. Participation Agreement (2001-1 A320-2) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                    13. Participation Agreement (2001-1 A320-3) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.
Bingham Dana LLP
www.bingham.com
                    14. Participation Agreement (2001-1 A320-4) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                    15. Participation Agreement (2001-1 A320-5) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                    16. Participation Agreement (2001-1 A320-6) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                    17. Participation Agreement (2001-1 747-1) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                    18. Participation Agreement (2001-1 747-2) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                    19. Participation Agreement (2001-1 747-3) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                    20. Participation Agreement (2001-1 747-4) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                    21. Participation Agreement (2001-1 747-5) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

               22. Participation Agreement (2001-1 767-1) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

               23. Participation Agreement (2001-1 767-2) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

               24. Participation Agreement (2001-1 767-3) by and among the
               Owner, the Pass Through Trustee, the Subordination Agent and the
Bingham Dans   Indenture Trustee.
LLP
www.bingham.com
               25. Participation Agreement (2001-1 767-4) by and among the
               Owner, the Pass Through Trustee, the Subordination Agent and the
               Indenture Trustee.

               26. Participation Agreement (2001-1 767-5) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

               27. Participation Agreement (2001-1 777-1) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

               28. Participation Agreement (2001-1 777-2) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

               29. Participation Agreement (2001-1 777-3) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

               30. Participation Agreement (2001-1 777-4) by and among the Owner, the Pass Through Trustee, the Subordination Agent and the Indenture Trustee.

                                  Schedule C
                                  ----------

                    1. Trust Indenture and Mortgage (2001-1 A319-1) between the Owner and the Indenture Trustee.

                    2. Trust Indenture and Mortgage (2001-1 A319-2) between the Owner and the Indenture Trustee.

                    3.  Trust Indenture and Mortgage (2001-1 A319-3) between the
Bingham Dana LLP    Owner and the Indenture Trustee.
www.bingham.com

                    4. Trust Indenture and Mortgage (2001-1 A319-4) between the Owner and the Indenture Trustee.

                    5. Trust Indenture and Mortgage (2001-1 A319-5) between the Owner and the Indenture Trustee.

                    6. Trust Indenture and Mortgage (2001-1 A319-6) between the Owner and the Indenture Trustee.

                    7. Trust Indenture and Mortgage (2001-1 A319-7) between the Owner and the Indenture Trustee.

                    8. Trust Indenture and Mortgage (2001-1 A319-8) between the Owner and the Indenture Trustee.

                    9. Trust Indenture and Mortgage (2001-1 A319-9) between the Owner and the Indenture Trustee.

                    10. Trust Indenture and Mortgage (2001-1 A319-10) between the Owner and the Indenture Trustee.

                    11. Trust Indenture and Mortgage (2001-1 A320-1) between the Owner and the Indenture Trustee.

                    12. Trust Indenture and Mortgage (2001-1 A320-2) between the Owner and the Indenture Trustee.

                    13. Trust Indenture and Mortgage (2001-1 A320-3) between the Owner and the Indenture Trustee.

                    14. Trust Indenture and Mortgage (2001-1 A320-4) between the Owner and the Indenture Trustee.

                    15. Trust Indenture and Mortgage (2001-1 A320-5) between the Owner and the Indenture Trustee.

                    16. Trust Indenture and Mortgage (2001-1 A320-6) between the Owner and the Indenture Trustee.

                    17. Trust Indenture and Mortgage (2001-1 747-1) between the Owner and the Indenture Trustee.

Bingham Dana LLP    18. Trust Indenture and Mortgage (2001-1 747-2) between the
www.bingham.com     Owner and the Indenture Trustee.

                    19. Trust Indenture and Mortgage (2001-1 747-3) between the Owner and the Indenture Trustee.

                    20. Trust Indenture and Mortgage (2001-1 747-4) between the Owner and the Indenture Trustee.

                    21. Trust Indenture and Mortgage (2001-1 747-5) between the Owner and the Indenture Trustee.

                    22. Trust Indenture and Mortgage (2001-1 767-1) between the Owner and the Indenture Trustee.

                    23. Trust Indenture and Mortgage (2001-1 767-2) between the Owner and the Indenture Trustee.

                    24. Trust Indenture and Mortgage (2001-1 767-3) between the Owner and the Indenture Trustee.

                    25. Trust Indenture and Mortgage (2001-1 767-4) between the Owner and the Indenture Trustee.

                    26. Trust Indenture and Mortgage (2001-1 767-5) between the Owner and the Indenture Trustee.

                    27. Trust Indenture and Mortgage (2001-1 777-1) between the Owner and the Indenture Trustee.

                    28. Trust Indenture and Mortgage (2001-1 777-2) between the Owner and the Indenture Trustee.

                         29. Trust Indenture and Mortgage (2001-1 777-3) between the Owner and the Indenture Trustee.

                         30. Trust Indenture and Mortgage (2001-1 777-4) between the Owner and the Indenture Trustee.

Bingham Dana LLP
www.bingham.com